As filed with the Securities and Exchange Commission on May 19, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUICKLOGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware		77-0188504
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
2220 Lundy Avenue San Jose, CA 95131 (408) 990-4010
(Address, including zip code, of Registrant’s principal executive offices)

2019 STOCK PLAN

(Full title of the plan)

Brian Faith

Chief Executive Officer

QuickLogic Corporation

2220 Lundy Avenue, San Jose, California 95131

(408) 990-4010

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	600,000 (2)	$5.51	$3,303,000	$360.36

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock, par value $0.001 per share (the “Common Stock”), of Quicklogic Corporation (the “Registrant”) that may become issuable under our 2019 Stock Plan, as amended (the “2019 Stock Plan”), in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction.

(2)	Represents shares of Common Stock that were added to the shares reserved for issuance under the Registrant’s 2019 Stock Plan.
(3)

Determined solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on $5.51, which is the average of the high and low prices for the Registrant’s Common Stock as reported on the Nasdaq Capital Market on May 13, 2021.

EXPLANATORY NOTE

QuickLogic Corporation, a Delaware corporation (the “Registrant”) is filing this Registration Statement to register an additional 600,000 shares of its common stock, par value $0.001 per share (“Common Stock”), that may be issued under the Registrant’s 2019 Stock Plan, as amended (the “2019 Stock Plan”). The Registrant’s stockholders approved increasing the reservation of aforementioned additional shares under the 2019 Stock Plan at Registrant’s Annual Meeting of Stockholders on May 12, 2021.

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective pursuant to the amendments to the 2019 Stock Plan. The Registrant previously registered shares of its Common Stock for issuance under the 2019 Stock Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on May 29, 2019 (File No. 333-231806) and April 28, 2020 (File No. 333-237879). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above with respect to the shares of common stock registered under the 2019 Stock Plan, except to the extent supplemented or amended or superseded by the information set forth or incorporated herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of Registrant (1)
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Registrant(2)
4.2	Amended and Restated Bylaws of Registrant(3)
4.3	QuickLogic Corporation 2019 Stock Plan, as amended May 12, 2021(4)
5.1*	Opinion of Jones Day
23.1*	Consent of Independent Registered Public Accounting Firm – Moss Adams LLP
23.3	Consent of Jones Day (included in Exhibit 5.1 above)
24.1	Power of Attorney (included on the signature page)

* Filed herewith.

(1)	Incorporated by reference to the Registrant’s Form 8-K (Item 3.1) as filed with the Commission on April 28, 2017
(2)	Incorporated by reference to the Registrant’s Form 8-K (Item 3.2) as filed with the Commission on December 23, 2019.
(3)	Incorporated by reference to the Registrant’s Form 8-K (Item 3.2) as filed with the Commission on May 2, 2005.
(4)	Incorporated by reference to the Registrant’s Current Report on Registrant’s Form 8-K (Exhibit 10.1) as filed with the Commission on May 17, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, QuickLogic Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, May 19, 2021.

QUICKLOGIC CORPORATION

By:	/s/ Brian C. Faith
Brian C. Faith
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian C. Faith and Anthony Contos and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact to any and all amendments to the registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRIAN C. FAITH	President and Chief Executive Officer; Director	May 19, 2021
Brian C. Faith	(Principal Executive Officer)

/s/ ANTHONY CONTOS	Interim Chief Accounting Officer	May 19, 2021
Anthony Contos	(Principal Financial Officer and Principal Accounting Officer)

/s/ MICHAEL R. FARESE	Chairman of the Board	May 19, 2021
Michael R. Farese

/s/ ANDREW J. PEASE	Director	May 19, 2021
Andrew J. Pease

/s/ ARTURO KRUEGER	Director	May 19, 2021
Arturo Krueger

/s/ CHRISTINE RUSSELL	Director	May 19, 2021
Christine Russell

/s/ GARY H. TAUSS	Director	May 19, 2021
Gary H. Tauss

/s/ DANIEL A. RABINOVITSJ	Director	May 19, 2021
Daniel A. Rabinovitsj